Amendment No. 2 to Fund Participation Agreement


         This Amendment is made as of October 23rd 2002 by and between SAFECO Life Insurance Company ("SAFECO"), Federated Securities Corp. ("Federated") and Federated Insurance Series (the "Fund").

                                   BACKGROUND

          A.   SAFECO,   Federated   and  the  Fund  are   parties   to  a  Fund
               Participation Agreement dated 19th December 1995 (the "Agreement") and an Amendment dated December 2001 ("Amendment No. 1").

          B. It has come to the parties attention that an error was made in the Exhibit B to the Amendment dated December 2001.

          C.   Notwithstanding   any   contrary   provision   contained  in  the
               Agreement, this amendment amends, supersedes and modifies the Agreement and Amendment No. 1. The parties agree to amend the Agreement as follows:

                                    AMENDMENT


          1.   Exhibit B to the Agreement is amended to read as follows:

               Federated Utility Fund II
               Federated High Income Bond Fund II
               Federated International Equity Fund II

               Furthermore, the parties acknowledge and agree that the above Exhibit B is the true and accurate list of Portfolios that have been offered under the Agreement since its original effective date of December 19, 1995.



FEDERATED SECURITIES                            SAFECO LIFE INSURANCE                      FEDERATED INSURANCE SERIES
CORP.                                           COMPANY


By:  /s/ John B. Fisher                         By: /s/ Scott L. Bartholomaus              By: /s/ J. Christopher Donahue
   --------------------                            --------------------------                 ---------------------------
Name:   John B. Fisher                          Name:  Scott L. Bartholomaus               Name:   J. Christopher Donahue
Title:  President Institutional Sales           Title: Vice President                      Title:   President
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